                                                                      Exhibit 11

                 SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                     (In Thousands, Except Per Share Data)
                                  (Unaudited)

                                                                    Six Months                       Six Months
                                                                       Ended                            Ended
                                                                    December 31                      December 31
                                                                       1994                             1993
                                                                    -----------                      -----------
Primary
- - - -------
Net Income                                                          $    2,525                        $    1,141
                                                                    ==========                        ==========

Weighted Average Shares Outstanding                                  7,609,346                         6,184,887

Incremental Shares from Assumed
  Exercise of Stock Options                                            315,125                           195,992
                                                                    ----------                        ----------
Total Shares                                                         7,924,471                         6,380,879
                                                                    ==========                        ==========
Primary Per Share Amounts
- - - -------------------------
Net Income                                                          $     0.32                        $     0.18
                                                                    ==========                        ==========
Fully Diluted *
- - - -------------
Net Income                                                          $    2,525                        $    1,141
                                                                    ==========                        ==========
Weighted Average Shares Outstanding                                  7,609,346                         6,184,887

Incremental Shares from Assumed
    Exercise of Stock Options                                          302,849                           424,379
                                                                    ----------                        ----------
Total Shares                                                         7,912,195                         6,609,266
                                                                    ==========                        ==========


Fully Diluted Per Share Amounts
- - - -------------------------------
Net Income                                                          $     0.32                        $     0.17
                                                                    ==========                        ==========


* Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.

                                                                      Exhibit 11

                 SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                     (In Thousands, Except Per Share Data)
                                  (Unaudited)

                                                                   Three Months                      Three Months
                                                                      Ended                             Ended
                                                                    December 31                       December 31
                                                                       1994                              1993
                                                                    -----------                       -----------
Primary
- - - -------
Net Income                                                          $    1,189                        $      358
                                                                    ==========                        ==========
Weighted Average Shares Outstanding                                  7,554,038                         6,187,464

Incremental Shares from Assumed
   Exercise of Stock Options                                           302,757                           306,085
                                                                    ----------                        ----------
Total Shares                                                         7,856,795                         6,493,549
                                                                    ==========                        ==========

Primary Per Share Amounts
- - - -------------------------
Net Income                                                          $     0.15                        $     0.05
                                                                    ==========                        ==========
Fully Diluted *
- - - -------------
Net Income                                                          $    1,189                        $      358
                                                                    ==========                        ==========

Weighted Average Shares Outstanding                                  7,554,038                         6,187,464

Incremental Shares from Assumed
    Exercise of Stock Options                                          307,057                           431,377
                                                                    ----------                        ----------
Total Shares                                                         7,861,095                         6,618,841
                                                                    ==========                         ==========


Fully Diluted Per Share Amounts
- - - -------------------------------
Net Income                                                          $     0.15                        $     0.05
                                                                    ==========                        ==========


* Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.